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                                                                    Exhibit 10.3

                               AMENDMENT NO. 2 TO
                       ADDENDUM RE: INFLUENZA PROGRAM TO
                  RESEARCH COLLABORATION AND LICENSE AGREEMENT

     This Amendment No. 2 to the Addendum re: Influenza Program to Research Collaboration and License Agreement ("Amendment No. 2") is made and effective as of May 5, 2006 (the "Amendment No. 2 Effective Date") by and between Novartis Institutes for BioMedical Research, Inc., a corporation organized and existing under the laws of Delaware, with its principal place of business at 250 Massachusetts Avenue, Cambridge, Massachusetts 02139 ("Novartis"), and Alnylam Pharmaceuticals, Inc., a corporation organized and existing under the laws of Delaware, with its principal place of business at 300 Third Street, 3rd Floor, Cambridge, Massachusetts 02142 ("Alnylam").

                                    RECITALS:

     WHEREAS, Alnylam and Novartis entered into that certain Research Collaboration and License Agreement effective as of October 12, 2005 (the "Agreement");

     WHEREAS, Alnylam and Novartis entered into that Addendum re: Influenza Program to Research Collaboration and License Agreement effective as of February 17, 2006, as amended by Amendment No. 1 to Addendum re: Influenza Program to Research Collaboration and License Agreement effective as of March 14, 2006 (the "Addendum");

     WHEREAS, in accordance with Section 9.6 of the Agreement, the Parties desire to amend the Addendum as set forth herein;

     NOW, THEREFORE, in consideration of the respective representations, warranties, covenants and agreements contained herein, and for other valuable consideration, the receipt and adequacy of which are hereby acknowledged, Alnylam and Novartis agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

     1.1 For the purposes of this Amendment No. 2, capitalized terms, whether used in the singular or plural form, shall have the respective meanings ascribed to such terms in the Addendum, or, if not defined therein, in the Agreement.

                                   ARTICLE II

                      PANDEMIC FLU JOINT STEERING COMMITTEE

     2.1  Commercialization of Pandemic Products. The second (2nd) sentence of
Section 2.02 of the Addendum is hereby amended and restated in its entirety as follows:

"Such Commercialization, including sales to the USG or an agency thereof, will be led by Novartis worldwide and shall be overseen by the Pandemic Flu Joint Steering Committee; provided, however, that the Parties agree that Alnylam shall have the right, but not the


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obligation, to (a) be actively involved in such Commercialization in the United
States and (b) take the lead in certain aspects of such Commercialization in the United States if it is in the best interests of the Pandemic Flu Program as approved by the Pandemic Flu Joint Steering Committee."

     2.2  Governance in General.

          2.2.1 The second (2nd) sentence of Section 3.01(b) of the Addendum is hereby amended and restated in its entirety as follows:

"In addition, except as provided in Section 3.01(e), the Pandemic Flu Joint Steering Committee will be responsible for arrangements relating to the Development, Commercialization and Manufacture of Pandemic Products, taking into account any pre-existing Manufacturing relationships as set forth on Schedule B hereto."

          2.2.2 Section 3.01(c) of the Addendum is hereby amended by inserting the following sentence at the end thereof:

"Alnylam will participate on the Pandemic Flu Joint Steering Committee until Commercialization of the first Pandemic Product. Upon Commercialization of the first Pandemic Product, Alnylam will have the right but not the obligation to participate on the Pandemic Flu Joint Steering Committee."

          2.2.3 The first (1st) sentence of Section 3.01(d) of the Addendum is hereby amended by inserting the following clause immediately prior to the start of such sentence:

"Except as provided in Section 3.01(e),"

          2.2.4 Section 3.01 of the Addendum is hereby amended by inserting the following as new Section 3.01(e):

               "(e) If, at any time after the Commercialization of the first Pandemic Product, Alnylam does not participate on the Pandemic Flu Joint Steering Committee, then the Pandemic Flu Joint Steering Committee shall not have the right to decide any matter that relates to the choice of Novartis or one of its Affiliates to Manufacture any Pandemic Product if the cost structure offered by Novartis or such Affiliate differs significantly and adversely from the bona fide cost structure available from a Third Party able to Manufacture such Pandemic Product at substantially equivalent quality and Novartis shall only be so chosen if mutually agreed upon by the Parties. Any dispute between the Parties with respect to such matter shall be referred to the Executive Officers for resolution. If such matter is not resolved by the Executive Officers within fifteen (15) days after referral thereto, then either Party may seek any and all remedies available under law or equity with respect to such dispute."


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                                   ARTICLE III

                            ADDITIONAL CONSIDERATION

     3.1 Additional Consideration. In consideration for the execution of this Amendment No. 2, Alnylam shall pay to Novartis the sum of one dollar ($1.00) on the Amendment No. 2 Effective Date.

                                   ARTICLE IV

                                  MISCELLANEOUS

     4.1 Effect on Addendum. Except as amended by this Amendment No. 2, the Addendum, the Agreement, the CRT Sublicense Agreement and the Stock Purchase Agreement shall remain in full force and effect.

     4.2 Execution in Counterparts; Facsimile Signatures. This Amendment No. 2 may be executed in counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original, and all of which counterparts, taken together, shall constitute one and the same instrument even if both Parties have not executed the same counterpart. Signatures provided by facsimile transmission shall be deemed to be original signatures.

                  [Remainder of Page Intentionally Left Blank]


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     IN WITNESS WHEREOF, Alnylam and Novartis have caused this Amendment No. 2 to be duly executed by their authorized representatives, as of the date first written above.


                                   ALNYLAM PHARMACEUTICALS, INC.

                                   By:  /s/ Patricia L. Allen
                                      ---------------------------------------

                                      Name: Patricia L. Allen

                                      Title: VP, Finance and Treasurer


                                   NOVARTIS INSTITUTES FOR BIOMEDICAL
                                   RESEARCH, INC.

                                   By:  /s/ Christian Klee
                                      --------------------------------------

                                      Name: Christian Klee

                                      Title: CFO



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